EXHIBIT 23.2 - CONSENT OF ARTHUR ANDERSEN LLP

As independent public accountants, we hereby consent to the incorporation by reference of our report dated September 24, 1997 included in the Annual Report on Form 11-K of the Eljer Tax Reduction Investment Plan for the year ended December 31, 1996 with respect to the financial statements and supplemental schedules of the Eljer Tax Reduction Investment Plan for the year ended December 31, 1996 in this Registration Statement on Form S-8.

                                       /s/ Arthur Andersen LLP


Dallas, Texas
September 29, 1997


































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